Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

SALARY.COM, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3465241
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Salary.com, Inc.

195 West Street

Waltham, MA 02451

(Address of Principal Executive Offices) (Zip Code)

2007 Stock Option and Incentive Plan

(As Amended)

(Full Title of the Plan)

G. Kent Plunkett

Chief Executive Officer

Salary.com, Inc.

195 West Street

Waltham, MA 02451

(781) 464-7300

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $.0001 per share	2,800,000	$1.59	$4,452,000	$174.97

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.
(2)	An assumed price of $1.59 per share, which is the average of the high and low prices of the Registrant’s common stock reported on the Nasdaq Global Market on December 15, 2008, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act and has been used only for those shares without a fixed exercise price.

NOTE

This Registration Statement on Form S-8 registers 2,800,000 additional shares of common stock, par value $.0001 per share (the “Common Stock”), of Salary.com, Inc. (the “Registrant”) which may be acquired pursuant to the Registrant’s 2007 Stock Option and Incentive Plan, as amended (the “Plan”). The securities subject to this Registration Statement are of the same class of the Registrant for which the Registrant previously filed a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, the contents of the Registrant’s Registration Statement on Form S-8, Registration No. 333-141204, as filed with the Securities and Exchange Commission on March 9, 2007 are hereby incorporated by reference pursuant to General Instruction E to Form S-8. After giving effect to this Registration Statement, an aggregate of 5,800,000 shares of the Registrant’s Common Stock have been registered for issuance pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008 filed with the Commission on June 13, 2008;

The Registrant’s Quarterly Report on Form 10-Q for the three months ended June 30, 2008 filed with the Commission on August 11, 2008;

The Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2008 filed with the Commission on November 10, 2008;

The Registrant’s Current Reports on Form 8-K filed with the Commission on April 17, 2008, May 14, 2008, August 27, 2008, September 23, 2008, October 15, 2008, November 20, 2008, December 10, 2008, December 16, 2008, and December 17, 2008;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since March 31, 2008; and

(c)	The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act on February 15, 2007, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 5.	Interests of Named Experts and Counsel.

The validity of the Common Stock offered hereby will be passed upon for the Company by Brian G. Bloch, Esq., who is Assistant General Counsel and an employee of the Registrant.

Item 8.	Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement on Form S-8, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on December 17, 2008.

SALARY.COM, INC.

By:	/S/ G. KENT PLUNKETT
G. Kent Plunkett President, Chief Executive Officer, Chairman and Director

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Salary.com, Inc. (the “Company”), hereby severally constitute and appoint G. Kent Plunkett, Bryce Chicoyne and Elliot J. Mark, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on December 17, 2008:

Signature	Title	Date

/S/ G. KENT PLUNKETT G. Kent Plunkett	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	December 17, 2008

/S/ BRYCE CHICOYNE Bryce Chicoyne	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	December 17, 2008

/S/ YONG ZHANG Yong Zhang	Executive Vice President, Chief Operating Officer and Director	December 17, 2008

/S/ PAUL R. DAOUST Paul R. Daoust	Director	December 17, 2008

/S/ JOHN F. GREGG John F. Gregg	Director	December 17, 2008

/S/ EDWARD F. MCCAULEY Edward F. McCauley	Director	December 17, 2008

/S/ JOHN R. SUMSER John R. Sumser	Director	December 17, 2008

/S/ TERRY TEMESCU Terry Temescu	Director	December 17, 2008

/S/ ROBERT A. TREVISANI Robert A. Trevisani	Director	December 17, 2008

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
3.1	Form of Second Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-138646) and incorporated herein by reference).

3.2	Second Amended and Restated By-laws of the Registrant (filed as Exhibit 3.3 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-138646) and incorporated herein by reference)

4.1	Specimen Stock Certificate (filed as Exhibit 4.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-138646) and incorporated herein by reference)

5.1	Opinion of Brian G. Bloch, Esq.

10.1*	Salary.com, Inc. 2007 Stock Option and Incentive Plan, as amended (filed as Appendix A to the Registrant’s Proxy Statement dated July 29, 2008 (File No. 1-33312) and incorporated herein by reference)

23.1	Consent of Brian G. Bloch, Esq. (included in Exhibit 5.1)

23.2	Consent of Grant Thornton LLP

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

*	Compensatory plan or arrangement applicable to management.

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